UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (date of earliest event reported): April 21, 2006
CROSSTEX ENERGY, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50067	16-1616605

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS, SUITE 100 DALLAS, TEXAS	75201

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note
     This amendment to Crosstex Energy, L.P.’s Current Report Form 8-K, which was filed with the Securities and Exchange Commission on April 27, 2006 (the “Original Report”), is being filed to correct the date of the earliest event reported (cover page) and the date the Board of Directors of Crosstex Energy GP, LLC elected Mr. Vann as a member of the Board (Item 5.02), each of which should have been April 21, 2006. This Form 8-K/A amends and restates the Original Report in its entirety.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
(d) Appointment of Directors
     On April 21, 2006, the Board of Directors (the “Board of Directors”) of Crosstex Energy GP, LLC, the general partner of Crosstex Energy GP, L.P., the general partner of Crosstex Energy, L.P. (the “Partnership”), elected Kyle D. Vann as a member of the Board of Directors effective as of May 8, 2006. Mr. Vann has been appointed to serve as a member of the Conflicts Committee of the Board of Directors effective as of May 8, 2006.
     There is no arrangement or understanding between Mr. Vann and any other person pursuant to which he was elected as a director of the Company. There are no transactions in which Mr. Vann has an interest requiring disclosure under Item 404(a) of Regulation S-K.
Item 7.01. Regulation FD Disclosure.
     On April 26, 2006, the Partnership issued a press release announcing the election of Kyle D. Vann to the Board of Directors of Crosstex Energy GP, LLC, effective as of May 8, 2006. In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached exhibit are deemed to be furnished and shall not be deemed to be “filed” for purposes of the Exchange Act.

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Press release dated April 26, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, L.P.
By:	Crosstex Energy GP, L.P.,
its General Partner
By:	Crosstex Energy GP, LLC,
its General Partner

Date: April 28, 2006	By:	/s/ William W. Davis
William W. Davis
Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

EXHIBIT
NUMBER		DESCRIPTION

99.1	—	Press release dated April 26, 2006.

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